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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 13, 2001



                         CARRAMERICA REALTY CORPORATION
             (Exact name of registrant as specified in its charter)




         Maryland                     1-11706                 52-1796339
(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)          Identification Number)



        1850 K Street, NW, Suite 500
            Washington, DC                                      20006
(Address of principal executive offices)                      (Zip Code)


              Registrant's telephone number, including area code:
                                 (202) 729-7500

                                 Not applicable
          (Former name or former address, if changed since last report)




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Item 5.  Other Events

         On December 13, 2001, CarrAmerica Realty Corporation (the "Company") entered into an Underwriting Agreement with Security Capital Group Incorporated and Goldman, Sachs & Co. relating to the proposed public offering of 16,872,537 shares of the Company's common stock held by Security Capital, with a 30-day overallotment option for an additional 2,530,880 shares. The shares were offered to the public at $28.37 per share. The closing of this offering is expected to occur on December 19, 2001. A copy of the Underwriting Agreement relating to the public offering is filed as an exhibit to this report.

Item 7.  Exhibits

         The following exhibit is filed as part of this report:

    1.1 Underwriting Agreement, dated as of December 13, 2001, by and among the Company, Security Capital and Goldman, Sachs & Co., Salomon Smith Barney Inc., First Union Securities, Inc., Legg Mason Wood Walker, Incorporated, Banc of America Securities LLC, Deutsche Banc Alex.
         Brown Inc. and A.G. Edwards & Sons, Inc., as representatives of the several underwriters named in Schedule I thereto.




                                     - 2 -



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CARRAMERICA REALTY CORPORATION

Date:  December 17, 2001                    By: /s/ Linda A. Madrid
                                                ---------------------
                                                Linda A. Madrid
                                                Managing Director

                                     - 3 -




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                                  EXHIBIT INDEX
                                  -------------

      Exhibit                        Document
      -------                        --------
        1.1 Underwriting Agreement, dated as of December 13, 2001, by and among the Company, Security Capital and Goldman, Sachs & Co., Salomon Smith Barney Inc., First Union Securities, Inc., Legg Mason Wood Walker, Incorporated, Banc of America Securities LLC, Deutsche Banc Alex. Brown Inc. and A.G. Edwards & Sons, Inc., as representatives of the several underwriters named in
                  Schedule I thereto.